Exhibit 32.1

Certification by Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) of ARK 21Shares Bitcoin ETF (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Hany Rashwan, the Chief Executive Officer of 21Shares US LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 26, 2024	By	/s/ Hany Rashwan
	Name:	Hany Rashwan
	Title:	Chief Executive Officer
21Shares US LLC,
Sponsor of ARK 21Shares Bitcoin ETF